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--------- CREST GEOLOGICAL CONSULTANTS LIMITED ------------------------------




TUSCANY MINERALS, LTD.
Suite 500, 2300 West Sahara Avenue
Las Vegas, NV




                    CONSENT OF GEOLOGICAL CONSULTANT
                    --------------------------------



Crest Geological Consultants Ltd. hereby consents to the inclusion and reference of its report dated December 1, 2000 entitled
"Summary Report on the Holy Cross Property, Omineca Mining
Division" in the Form SB-2 Registration Statement filed by Tuscany Minerals, Ltd. with the United States Securities and Exchange
Commission.

Dated the 18th day of April, 2001.


CREST GEOLOGICAL CONSULTANTS LTD.

/s/ Craig W. Payne

----------------------------
Craig W. Payne M.Sc., P.Geo.









                 2197 PARK CRESCENT, COQUITLAM, B.C. V3J 6T1
                Telephone: (604) 461-4138 Fax: (604) 469-2642